UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 19, 2013 (February 19, 2013)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

White Deer Energy Investment

As described in the Current Report on Form 8-K Emerald Oil, Inc., a Montana corporation (the “Company”) filed on February 6, 2013, the Company entered into a securities purchase agreement (the “Purchase Agreement”) on February 1, 2013 with WDE Emerald Holdings LLC, a Delaware limited liability company (“WD Investor I”) and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership (together with WD Investor I, the “Investors” and each, an “Investor”). The Company and the Investors consummated the transactions contemplated by the Purchase Agreement on February 19, 2013. At the closing, in exchange for a cash investment of $50 million, the Company issued to the Investors the following (collectively, the “Investment”):

•	500,000 shares of a new Series A Perpetual Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”);
•	5,114,633 shares of a new Series B Voting Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock,” and collectively with the Series A Preferred Stock the “Preferred Shares”); and
•	warrants to purchase an initial aggregate amount of 5,114,633 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an initial exercise price of $5.77 per share (the “Warrants”).

The Preferred Shares and Warrants are referred to herein as the “Purchased Securities.” The Investors have the right under the Warrants to acquire approximately 19.75% of the Company’s outstanding Common Stock as of February 19, 2013, or approximately 16.49% of the Company’s outstanding Common Stock on a diluted basis taking into account the exercise of the Warrants. At the closing, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with respect to the shares of Common Stock underlying the Warrants.

The Purchase Agreement contained customary representations, warranties and covenants among the parties. The Purchase Agreement also contained customary post-closing indemnification for breaches of representations, warranties and covenants. The Company agreed to reimburse the Investors for up to $200,000 of expenses in connection with the Purchase Agreement and the issuance of the Purchased Securities.

In connection with the issuance of the Preferred Shares, the Company filed with the Secretary of State of the State of Montana articles of amendment to the Company’s Articles of Incorporation (the “Articles of Amendment”), which Articles of Amendment were effective as of February 19, 2013 and were approved by both the Board of Directors of the Company and the Investors, being the sole holders of the Company’s outstanding shares of the Series A Preferred Stock and Series B Preferred Stock. The Articles of Amendment set forth the preferences, limitations and rights of the Series A Preferred Stock and the Series B Preferred Stock.

Prior to April 1, 2015, the Company may pay dividends on the outstanding shares of Series A Preferred Stock either (x) in cash or (y) by issuance of (A) additional shares of Series A Preferred Stock valued at the volume-weighted average trading price of the Common Stock for the ten consecutive trading days preceding the dividend payment date and (B) an additional warrant (a “PIK Warrant”) to purchase shares of Common Stock at an exercise price equal to such volume-weighted average price; provided that such dividends must be paid in cash unless and until the Company’s shareholders vote to approve the issuance of any PIK Warrants and any shares of Common Stock issuable upon exercise of such PIK Warrants.

Pursuant to the Purchase Agreement, the Investors have the right to designate one member of the Company’s Board of Directors. The initial director that the Investors designated and appointed to the Board of Directors as of the closing is Thomas J. Edelman. In connection with the appointment of Mr. Edelman to the Board of Directors, the Company entered into an Indemnification Agreement with each member of the Board of Directors in substantially the form attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this report by reference.

The issuance of the Purchased Securities was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. Each Investor represented in the Purchase Agreement that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that such Investor acquired the Purchased Securities for its own account for investment purposes and not with a view to or for reselling or distributing such Purchased Securities or any part thereof. In addition, each Investor agreed that it would not sell or otherwise dispose of all or any part of its Purchased Securities except pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with all applicable federal and state securities laws.

In connection with the closing of the Investment, the Company amended its Credit Agreement with Wells Fargo Bank, N.A., as administrative agent to provide for the issuance of the Purchased Securities (the “Credit Agreement Amendment”).

A description of the Purchase Agreement and the Purchased Securities is set forth in our Current Report on Form 8-K filed on February 1, 2013, which description is incorporated herein by reference.

The Articles of Amendment, which includes the Preferences, Limitations and Relative Rights of the Series A Preferred Stock and the Series B Preferred Stock as exhibits thereto, the form of Warrant, the Registration Rights Agreement, the form of Indemnification Agreement, and the Credit Agreement Amendment are attached hereto as Exhibits 3.1, 4.1, 10.1, 10.2 and 10.3, respectively. The foregoing summary of the Articles of Amendment, Warrants, Registration Rights Agreement, Indemnification Agreement and the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibits 3.1, 4.1, 10.1, 10.2 and 10.3 hereto.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure set forth under Item 1.01 above relating to the Investment is incorporated into this Item 3.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon closing of the Investment, the Company increased the size of the Board of Directors to consist of eight directors and designated Thomas J. Edelman to fill the vacancy created by increasing the number of directors. The Company also entered into an Indemnification Agreement with each member of the Board of Directors in substantially the form attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this report by reference.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Investment is incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 1.01 above relating to the Investment and the amendment to the Company’s Articles of incorporation is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation.
4.1	Form of Warrant
10.1	Registration Rights Agreement, dated February 19, 2013, among Emerald Oil, Inc., WDE Emerald Holdings LLC and White Deer Energy FI L.P.
10.2	Form of Indemnification Agreement
10.3	First Amendment to Credit Agreement, dated as of February 18, 2013 among Emerald Oil, Inc., the Guarantors, the Lenders, and Wells Fargo Bank, N.A., as administrative agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

By:	/s/ Mitchell R. Thompson
Name: Mitchell R. Thompson Title: Chief Accounting Officer

Date: February 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation.
4.1	Form of Warrant
10.1	Registration Rights Agreement, dated February 19, 2013, among Emerald Oil, Inc., WDE Emerald Holdings LLC and White Deer Energy FI L.P.
10.2	Form of Indemnification Agreement
10.3	First Amendment to Credit Agreement, dated as of February 18, 2013 among Emerald Oil, Inc., the Guarantors, the Lenders, and Wells Fargo Bank, N.A., as administrative agent for the Lenders.